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                                 EXHIBIT 6(A)

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                            Distribution Agreement






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                               DISTRIBUTION AGREEMENT

      THIS AGREEMENT made as of this 3rd day of September, 1997, by and between The Phoenix-Engemann Funds, a Massachusetts business trust having a place of business located at 600 North Rosemead Boulevard, Pasadena, California (the "Trust") and Phoenix Equity Planning Corporation, a Connecticut corporation having a place of business located at 100 Bright Meadow Boulevard, Enfield, Connecticut (the "Distributor").

                                   WITNESSETH THAT:

1. The Trust hereby grants to the Distributor the right to purchase shares of beneficial interest of each class of each series of the Trust established and designated as of the date hereof and of any additional series and classes thereof which the Trustees may establish and designate during the term of this Agreement (collectively called the "Series") and to resell shares of each Series (collectively called the "Shares") as principal and not as agent. The Distributor accepts such appointment and agrees to render the services described in this Agreement for the compensation herein provided.

2. The Distributor's right to purchase Shares shall be exclusive except that the terms of this Agreement shall not apply to Shares issued or transferred:

      a) pursuant to an offer of exchange exempted under Section 22(d) of the Investment Company Act of 1940, as amended (the "Act") by reason of the fact that said offer is permitted by Section 11 of the Act, including any offer made pursuant to clause (1) or (2) of Section 11(b);

      b) upon the sale to a registered unit investment trust which is the issuer of periodic payment plan certificates the net proceeds of which are invested in redeemable securities;

      c) pursuant to an offer made solely to all registered holders of Shares, or all registered holders of Shares of any Series, proportionate to their holdings or proportionate to any cash distribution made to them by the Trust (subject to appropriate qualifications designed solely to avoid issuance of fractional securities);

      d) in connection with any merger or consolidation of the Trust or of any Series with any other investment company or the acquisition by the Trust, by purchase or otherwise, of any other investment company;


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      e)    pursuant to sales exempted from Section 22(d) of the Act, by rule or regulation or order of the Securities and Exchange Commission as provided in the then current registration statement of the Trust; or

      f) in connection with the reinvestment by Trust shareholders of dividend and capital gains distributions.

3. The "Net Asset Value" and the "Public Offering Price" of the Shares of each Series as referred to in this Agreement shall be computed in accordance with the provisions of the then current registration statement of the Trust. The Distributor shall be notified promptly by the Trust of such computations.

4. Each day the Distributor shall have the right to purchase from the Trust, as principal, the amount of Shares of each Series needed to fill unconditional orders for Shares of such Series received by the Distributor from dealers or investors, but no more than the Shares needed, at a price equal to the Net Asset Value of the Shares of such Series. Any purchase of Shares by the Distributor under this Agreement shall be subject to reasonable adjustment for clerical errors, delays and errors of transmission and cancellation of orders.

5. With respect to transactions other than with dealers, the Distributor will sell Shares of each Series only at the Public Offering Price then in effect, except to the extent that sales at less than the Public Offering Price may be allowed by the Act, any rule or regulation promulgated thereunder or by order of the Securities and Exchange Commission, provided, however, that any such sales at less than the Public Offering Price shall be consistent with the terms of the then current registration statement of the Trust. Any sale of Shares of each Series to or through a person other than a dealer will be at the Public Offering Price; however, the Distributor may pay a commission to such person equal to no more than the difference between the Public Offering Price and the Net Asset Value of those Shares. The Distributor will sell at Net Asset Value Shares of any Series which are offered by the then current registration statement or prospectus of the Trust of sale at such Net Asset Value.

6. Sales at a discount from the Public Offering Price shall be made in accordance with the terms and conditions of uniform selling agreements allowing such discounts. Such discounts shall not exceed the difference between the Net Asset Value and the Public Offering Price.

7. The Trust shall furnish the Distributor with copies of its Declaration of Trust, as amended from time to time. The Trust shall also furnish the Distributor with any other


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documents of the Trust which will assist the Distributor in the performance of its duties hereunder.

8. The Distributor agrees to use its best efforts (in states where it may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Trust and registered under applicable Federal securities laws, and, so long as it does so, nothing herein contained shall prevent the Distributor from entering into similar arrangements with other registered investment companies. The Distributor may, in the exercise of its discretion, refuse to accept orders for Shares from any person.

9. Upon receipt by the Trust of a purchase order from the Distributor, accompanied by proper applications for the purchase of Shares and delivery instructions, the Trust shall, as promptly as practicable thereafter, cause evidence of ownership of such Shares to be delivered as indicated in such purchase order. Payment for such Shares shall be made by the Distributor to the Trust in a manner acceptable to the Trust, provided that the Distributor shall pay for such Shares no later than the third business day after the Distributor shall have contracted to purchase such shares.

10. In connection with offering for sale and selling Shares, the Trust authorizes the Distributor to give only such information and to make only such statements or representations as are contained in the then current registration statement of the Trust or in then current sales literature or advertisements.

11.   The Trust agrees to pay the following expenses:

      a)    the cost of mailing stock certificates representing Shares;

      b) fees and expenses (including legal expenses) of registering and maintaining registrations of the Trust and of each Series with the Securities and Exchange Commission including the preparation and printing of registration statements and prospectuses for filing with said Commission;

      c) fees and expenses (including legal expenses) incurred in registering and qualifying Shares for sale with any state regulatory agency and fees and expenses of maintaining, renewing, increasing or amending such registrations and qualifications;

      d) the expense of any issue or transfer taxes upon the sale of Shares to the Distributor by the Trust; and

      e) the cost of preparing and distributing reports and notices to shareholders.


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12.   The Distributor agrees to pay the following expenses:

      a) all expenses of printing prospectuses and statements of additional information used in connection with the sale of Shares and printing and preparing all other sales literature;

      b) all fees and expenses in connection with the qualification of the Distributor as a dealer in the various states and countries;

      c) the expense of any stock transfer tax required in connection with the sale of Shares by the Distributor as principal to dealers or to investors; and

      d) all other expenses in connection with offering for sale and the sale of Shares which have not been herein specifically allocated to the Trust.

13. The Trust hereby appoints the Distributor its agent to receive requests to accept the Trust's offer to repurchase Shares upon such terms and conditions as may be described in the Trust's then current registration statement. The agency granted in this paragraph 13 is terminable at the discretion of the Trust.

14. The Trust agrees to indemnify and hold harmless the Distributor, its officers and directors and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933, as amended, against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under said Act, under any other statute, at common law or otherwise, arising out of or based upon

      a) any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement or prospectus (including amendments and supplements thereto), or

      b) any omission or alleged omission to state a material fact required to be stated in the Trust's registration statement or prospectus or necessary to make the statements in either not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Trust by the Distributor for use in the Trust's registration statement or prospectus, such indemnification is not applicable. In no case shall the Trust indemnify the Distributor or its controlling persons as to any amounts incurred for any


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liability arising out of or based upon any action for which the Distributor, its officers and directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

15. The Distributor agrees to indemnify and hold harmless the Trust, its officers and trustees and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Trust, its officers, trustees or any such controlling person any incur under said Act, under any other statute, at common law or otherwise arising out of the acquisition of any shares by any person which

      a) may be based upon any wrongful act by the Distributor or any of its employees or representatives, or

      b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement or prospectus (including amendments and supplements thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by the Distributor.

16.   It is understood that:

      a) trustees, officers, employees, agents and shareholders of the Trust are or may be interested persons, as that term is defined in the Act ("Interested Persons"), of the Distributor as directors, officers, stockholders or otherwise;

      b) directors, officers, employees, agents and stockholders of the Distributor are or may be Interested Persons of the Trust as trustees, officers, shareholders or otherwise;

      c) the Distributor may be an Interested Person of the Trust as shareholder or otherwise; and

      d) the existence of any such dual interest shall not offset the validity hereof or of any transactions hereunder.

17. The Trust may terminate this Agreement by 60 days written notice to the Distributor at any time, without the payment of any penalty, by vote of the Trustees or by


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a vote of a majority of the outstanding voting securities, as that term is defined in the Act, of the Trust. The Distributor may terminate this Agreement by 60 days written notice to the Trust, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, as that term is defined in the Act.

18. Subject to prior termination as provided in paragraph 17, this Agreement shall continue in force for one year from the date of execution and from year to year thereafter so long as the continuance after such one year period shall be specifically approved at least annually by vote of the Trustees, or by a vote of a majority of the appropriate class of outstanding voting securities, as that term is defined in the Act, of the Trust. Additionally, each annual renewal of this Agreement must be approved by the vote of a majority of the Trustees who are not parties to the Agreement or Interested Persons of any such party, cast in person at a meeting of the Trustees called for the purpose of voting on such approval.

19. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust. The execution and delivery of this Agreement by the President of the Trust has been authorized by the Trustees acting as such, and neither such execution and delivery by such officer nor such authorization by such Trustees shall be deemed to have been made by any of them individually or be binding upon or impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Declaration of Trust. The Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts.

20. This Agreement shall become effective upon the date first set forth above. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding on the successors and assigns of the parties to the extend permitted by law.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


                                       PHOENIX-ENGEMANN FUNDS


                                       By:
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                                       Title:
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                                       PHOENIX EQUITY PLANNING CORPORATION


                                       By:
                                          -------------------------------------

                                       Title:
                                             ----------------------------------


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